Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

May 19, 2009	FILE NO: 61054.000003

Penn Virginia Corporation

Three Radnor Corporate Center

Suite 300

100 Matsonford Road

Radnor, Pennsylvania 19087

Penn Virginia Corporation

Public Offering of Common Stock

Ladies and Gentlemen:

We have acted as special counsel to Penn Virginia Corporation, a Virginia corporation (the “Company”), in connection with (1) the Registration Statement on Form S-3 (Registration No. 333-143852) (the “Registration Statement”) filed by the Company, Penn Virginia Holding Corp., a Delaware corporation, Penn Virginia Oil & Gas Corporation, a Virginia corporation, Penn Virginia Oil & Gas GP LLC, a Delaware limited liability company, Penn Virginia Oil & Gas LP LLC, a Delaware limited liability company, Penn Virginia MC Corporation, a Delaware corporation, Penn Virginia MC Energy L.L.C., a Delaware limited liability company, Penn Virginia MC Operating Company L.L.C., a Delaware limited liability company, and Penn Virginia Oil & Gas, L.P., a Texas limited partnership, with the Securities and Exchange Commission (the “Commission”) on June 18, 2007 pursuant to the Securities Act of 1933, as amended (the “Act”), and (2) the Company’s offering and sale of up to 4,025,000 shares, including 525,000 shares that may be sold to cover over-allotments, if any (the “Shares”), of its common stock, par value $0.01 per share.

The Shares are being offered and sold as described in the prospectus, dated June 18, 2007, contained in the Registration Statement, and the prospectus supplement thereto, dated May 19, 2009 (collectively, the “Prospectus”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and public officials and such other documents as we have deemed necessary for the

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON

LOS ANGELES McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO SINGAPORE WASHINGTON

www.hunton.com

Penn Virginia Corporation

May 19, 2009

purposes of rendering this opinion, including, among other things, (i) the Articles of Incorporation and Bylaws of the Company, each as amended through the date hereof, (ii) the Registration Statement, (iii) the Prospectus, (iv) resolutions of the Board of Directors of the Company, adopted at a meeting held on May 13, 2009 and (v) resolutions of the Pricing Committee of the Board of Directors adopted at a meeting held on May 18, 2009.

In this examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproductions or certified copies and the authenticity of the originals of such latter documents, as well as the accuracy and completeness of all corporate records and other information made available to us by the Company. As to questions of fact material to this opinion, we have relied upon the accuracy of the certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with the Company’s management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.       The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.       The Shares have been duly authorized and, when the Shares have been issued and sold as contemplated in the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to (a) the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K, (b) the incorporation by reference of this opinion into the Registration Statement and (c) the reference to our firm under the heading “Legal Matters” in the Registration Statement and the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

Penn Virginia Corporation

May 19, 2009

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/s/ Hunton & Williams LLP